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                                                                   EXHIBIT 10.26



                   AMENDED AND RESTATED SHAREHOLDERS AGREEMENT


      THIS AMENDED AND RESTATED SHAREHOLDERS AGREEMENT ("Agreement") is made and entered into as of the 25th day of November, 1998, by and among (i) HIGH SPEED ACCESS CORP., a Delaware corporation (the "Company"), (ii) the holders of the Common Shares of the Company listed on Schedule I attached hereto (such holders of Common Shares being collectively referred to herein as the "Common Shareholders"), and (iii) the holders of the Preferred Shares of the Company listed on Schedule II attached hereto (such holders of Preferred Shares being collectively referred to herein as the "Investors").

                              W I T N E S S E T H:

                                   BACKGROUND

      A. The Company has 19,000,000 issued and outstanding shares of capital stock, consisting of (i) 4,000,000 shares of common stock ("Common Shares"), and
(ii) 5,000,000 shares of Series A Convertible Preferred Stock ("Series A Convertible Preferred Stock"), and 10,000,000 shares of Series B Convertible Preferred Stock ("Series B Convertible Preferred Stock"), and has 5,000,000 shares of authorized and unissued Series C Convertible Preferred Stock ("Series C Convertible Preferred Stock") of which 2,500,000 shares have been subscribed for and 2,500,000 may be purchased, subject to satisfaction by the Company of certain conditions, in accordance with certain terms in the Series C Convertible Stock Purchase Agreement as listed on Schedule III attached hereto (the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock are collectively referred to as the "Preferred Shares").

      B. To provide for continuity and to promote the mutual interests of the Company, the Common Shareholders and the Investors, the Company, the Common Shareholders and the Investors desire to impose certain restrictions on the "Transfer" (as hereinafter defined) of the shares of capital stock of the Company now held or hereafter acquired by the Common Shareholders and the Investors and any warrants, options or other rights to acquire shares of capital stock of the Company now held or hereafter acquired by the Common Shareholders and the Investors (collectively, the "Shares"), and to provide for certain other rights, options and obligations as set forth in this Agreement.

      C. The Company, the Common Shareholders, Broadband Solutions, LLC and Broadband Solutions II, LLC are parties to an Amended and Restated Shareholders Agreement dated as of September 1, 1998 (the "Shareholders Agreement"). The parties hereto desire to amend and restate in its entirety the Shareholders Agreement.

      NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
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      1. Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

         A. The term "Securities" shall mean the Common Shares, the Preferred Shares and any other securities of the Company now or hereafter permitted to be issued by the Company, and any securities of any other entity into which such securities of the Company may hereafter be converted or exchanged.

         B. The term "Transfer" shall mean and include any sale, exchange, assignment, gift, devise, pledge, encumbrance, attachment, lien, execution, transfer by bankruptcy, transfer by judicial order, transfer by operation of law and all other kinds of transfers or dispositions, with or without consideration, whether direct or indirect, voluntary or involuntary.

      2. Restrictions on Transfer by Common Shareholders. From and after the date hereof, the Common Shareholders shall not Transfer and the Company shall not effect the Transfer of any of the Common Shares held by such Common Shareholders without first complying with the terms and conditions of this Agreement. A Common Shareholder who desires to Transfer his or its Common Shares is hereinafter referred to as a "Transferring Common Shareholder". Any attempted Transfer by a Common Shareholder without compliance with this Agreement shall be, and is hereby declared, null and void ab initio. A Transferring Common Shareholder must obtain the written approval of the majority of the Board of Directors (the "Required Consent") before the Transferring Common Shareholder may Transfer any Common Shares. The Required Consent is in addition to and not in lieu of any other rights that the parties may have under this Agreement.

         Notwithstanding the foregoing, a Common Shareholder may Transfer his Common Shares to members of his immediate family or a trust or family limited partnership for their benefit for estate planning purposes without complying with the provisions of this Section 2 or Section 3, provided that any such transferee receiving, holding or owning Common Shares shall receive, hold and own such Common Shares subject to the terms of this Agreement and such transferee or transferees shall become a signatory hereto by executing a conformed counterpart of this Agreement.

      3. Rights of First Refusal and Co-Sale Rights with respect to Common Shareholders.

         A. Notice. In addition to obtaining the Required Consent, before a Transferring Common Shareholder may Transfer any of his or its Common Shares to a transferee ("Transferee"), the Transferring Common Shareholder shall have received a bona fide offer from a proposed Transferee to acquire the Common Shares of the Transferring Common Shareholder, shall notify (the "Notice") the other Common Shareholders (the "Nonselling Common Shareholders") and the Investors (collectively, the "Nonselling Shareholders") of his or its desire to make such a Transfer, and shall comply with the terms and provisions of this Agreement. The Notice shall provide a copy of the offer from the intended Transferee (the "Offer") and shall disclose the name(s) and address(es) of the Transferee(s), the number of Common Shares to be Transferred (the "Option Shares"), the proposed date of the Transfer, and the consideration to be paid, if any.


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      B. Right of First Refusal for Priority Holders and Common Shareholders.
Each holder of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock (the "Priority Holders") shall have the right to purchase (the "Priority Holders Common Share Option") its proportionate share (in relation to all of the Priority Holders) of the Option Shares for a period of ten (10) days following receipt of the Notice from the Transferring Common Shareholder (the "Priority Holders Common Share Option Period"). A Priority Holder shall evidence his or its exercise of the Priority Holders Common Share Option by delivering to the Transferring Common Shareholder and the Company notice of his or its election to do so within the Priority Holders Common Share Option Period. If a Priority Holder elects not to purchase all of the Priority Holder's proportionate share of the Option Shares within the Priority Holders Common Share Option Period, then each other Priority Holder shall have an additional five (5) day period to elect to purchase his or its proportionate share of the remaining Option Shares.

         If the Priority Holders do not purchase all Option Shares, then each Nonselling Common Shareholder shall have the right to purchase (the "Common Shareholder Option") its proportionate share of the Option Shares not previously agreed to be purchased by the Priority Holders for a period of twenty (20) days following the end of the Priority Holders Common Share Option Period, including any additional five (5) day period as provided in the immediately preceding sentence (the "Common Shareholder Option Period"). A Nonselling Common Shareholder shall evidence his or its exercise of the Common Shareholder Option by delivering to the Transferring Common Shareholder and the Company notice of his or its election to do so within the Common Shareholder Option Period. If a Nonselling Common Shareholder elects not to purchase all of the Nonselling Common Shareholder's proportionate share within the Common Shareholder Option Period, then each other Nonselling Common Shareholder shall have an additional five (5) day period to elect to purchase his or its proportionate share of the remaining Option Shares not previously agreed to be purchased and such five (5) day process shall be repeated until all Option Shares remaining are elected to be purchased or each other Nonselling Common Shareholder has declined to purchase the same. The purchase price, manner of payment and other terms for the Option Shares shall be the same as specified in the Offer. For purposes of this
Section 3.B, the "proportionate share" of a Nonselling Shareholder shall be the number of Option Shares multiplied by a fraction, the numerator of which shall be the number of Common Shares issued and owned by such Nonselling Shareholder and the denominator of which shall be the aggregate number of Common Shares issued and owned by all Nonselling Shareholders, each calculated on an as-if fully converted basis. For the purposes of this Section 3.B, on an "as-if fully converted basis" shall mean full conversion of all the Preferred Shares acquired or owned by the holders of Preferred Stock and, with respect to Vulcan (as defined below), the Preferred Shares which may be issued to Vulcan pursuant to the Series C Convertible Preferred Stock Purchase Agreement ("Series C Purchase Agreement") between the Company and Vulcan Ventures, Incorporated ("Vulcan") dated as of the date hereof, unless, as of the time of the calculation of the "proportionate share" under this Section 3.B., Vulcan shall have previously declined its right to purchase the additional Two Million Five Hundred Thousand (2,500,000) shares of Series C Convertible Preferred Stock in accordance with the provisions of Sections 1.2 or 1.3 of the Series C Purchase Agreement, in which case the shares of Series C Convertible Preferred Stock


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not so purchased by Vulcan shall not be included in such calculation.

         C. Limited Right to Transfer Shares. If the Nonselling Shareholders fail to purchase all of the Option Shares, then, subject to Section 3.E herein, the Transferring Common Shareholder may Transfer the Option Shares on the terms of the Offer, within sixty (60) days following the expiration of the Option, to the third party making the Offer, provided that (i) the Transferring Common Shareholder has received the Required Consent, (ii) the third party consents, in form and substance satisfactory to the Company's counsel, to be bound by the terms of and to execute this Agreement as a Common Shareholder and (iii) such Transfer is effected in compliance with an exemption from the registration requirements of applicable securities laws. If the Transfer ring Common Shareholder does not Transfer the Option Shares within such sixty (60) day period, then the Option Shares shall not be Transferred by the Transferring Common Shareholder without again complying with all of the provisions of this Agreement.

         D. Adjustments to Offer. If the consideration, terms or other conditions offered in the Offer are such that the Nonselling Shareholders may not reasonably furnish the same consideration, terms or conditions, then the Nonselling Shareholders may purchase the Option Shares for a reasonable equivalent in cash and upon such other reasonably equivalent terms and conditions. If the parties cannot agree within thirty (30) days on a reasonable equivalent in cash and other terms and conditions (the "Thirty Day Period"), an independent appraiser reasonably acceptable to the Transferring Common Shareholder shall be designated by the Company within ten (10) business days after notice is given by either the Transferring Common Shareholder or the Nonselling Shareholders to the other that the Thirty Day Period has expired. Such independent appraiser shall promptly determine the value in cash of such consideration and other terms and conditions and such appraiser's determination shall be final and binding. The fees and expenses of such appraiser shall be borne equally by the Nonselling Shareholder purchasing the Option Shares and the Transferring Common Shareholder.

         E. Co-Sale Rights. In addition to the rights set forth above, whenever a Transferring Common Shareholder intends to sell his or its Common Shares, each of the Investors shall have the option to participate in such sale in the manner hereinafter set forth (the "Co-Sale Option"). To exercise the Co-Sale Option, an Investor shall give written notice of election to participate in the Transfer to the Transferring Common Shareholder within twenty (20) business days after the Investor has declined to purchase the Common Shares.

         If an Investor fails to notify the Transferring Common Shareholder within such twenty (20) business day period, it shall be deemed to have waived its rights under this provision. If an Investor so notifies the Transferring Common Shareholder, such Investor shall have the right to sell, at the same price and on the same terms and conditions as the Transferring Common Shareholder, an amount of shares of capital stock equal to the shares of capital stock the third party actually proposes to purchase multiplied by a fraction, the numerator of which shall be the number of Shares issued and owned by such Investor and the denominator of which shall be the aggregate number of Common Shares issued and owned by the Transferring Common Shareholder and the Investors exercising the Co-Sale Option, each calculated on an as-if fully converted basis. If an Investor exercises the Co-Sale Option, it shall bear pro-rata with the


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Transferring Common Shareholder its portion of the expenses incident to such sale in proportion to the number of shares being sold by each and the Common Shares to be sold by the Transferring Common Shareholder shall be proportionately scaled back.

         F. Optional Purchase Upon Death. Upon the death of W. Kent Oyler, III ("Oyler"), each of the Investors shall have the right and option to purchase his or its proportionate share (as defined below) of the Common Shares then owned by OPM Services, Inc. ("OPM") and Colorado Limited Partnership ("CLP"), upon the terms and subject to the conditions set out in this Section 3.F. Upon the death of David Gibbs ("Gibbs"), each of the Investors shall have the right and option to purchase his or its proportionate share of the Common Shares then owned by Gibbs Family Limited Partnership ("GFLP"), upon the terms and subject to the conditions set out in this Section 3.F. Upon the death of Ronnie W. Pitcock, each of the Investors shall have the right and option to purchase his or its proportionate share of the Common Shares then owned by Pitcock Family Limited Partnership ("PFLP"), upon the terms and subject to the conditions set out in this Section 3.F. The right and option of each of the Investors to purchase his or its proportionate share of the Common Shares of OPM, CLP, GFLP and PFLP provided for in this Section 3.F is referred to herein as the "Section 3.F Option". The Section 3.F Option shall be for a period of ninety (90) days after the date of death of Gibbs or Oyler or Pitcock, as applicable, and each Investor shall evidence its exercise of the Section 3.F Option by delivering to CLP, OPM, GFLP or PFLP, as applicable, notice of his or its election to do so within such ninety (90) day period. If an Investor elects not to purchase his or its proportionate share under this Section 3.F, then each other Investor shall have an additional fifteen (15) day period to elect to purchase his or its proportionate share of the remaining Common Shares subject to the Section 3.F Option and such fifteen (15) day process shall be repeated until all of such Common Shares remaining, if any, are elected to be purchased or each other Investor has declined to purchase the same. The purchase price for any Common Shares purchased in accordance with the terms of this Section 3.F shall be the fair market value per Common Share (the "Fair Market Value") multiplied by the number of Common Shares to be purchased (the "Investor Purchase Price"). The Fair Market Value shall be equal to the fair market value of the Company, as deter mined by an independent appraiser experienced in valuation of shares of companies similar to the Company (the "Qualified Appraiser") acceptable to both CLP, OPM, GFLP or PFLP, as applicable, on the one hand, and the Investors electing to purchase the Common Shares under this Section 3.F, on the other hand, divided by the number of shares of capital stock of the Company outstanding on an as-if fully converted basis. If Investors, on the one hand, and CLP, OPM, GFLP or PFLP, as applicable, on the other hand, are unable to agree upon a Qualified Appraiser, each of them shall separately designate a Qualified Appraiser. Such Qualified Appraisers shall jointly designate a definitive Qualified Appraiser, and such definitive Qualified Appraiser's determination shall be the Fair Market Value and shall be conclusive and binding upon the parties. The fees and expenses of the definitive Qualified Appraiser shall be borne equally by the selling Common Shareholder and the Investors electing to purchase Common Shares. The Investor Purchase Price for any Common Shares purchased under this Section 3.F shall be paid in cash within ninety (90) days after written notice of exercise is given by Investors. For purposes of this Section 3.F, an Investor's "proportionate share" shall mean that portion of the Common Shares subject to the Section 3.F Option which equals the ratio of
(i) the number of Common Shares owned by such Investor over (ii) the number of Common Shares owned by all of the Investors electing to purchase such



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Common Shares, unless the Investors exercising the Section 3.F Option unanimously agree otherwise.

         G. Agreement by OPM. OPM agrees that if, at any time, Oyler shall own, of record or beneficially, less than eighty-five percent (85%) of the outstanding capital stock of OPM, then all Securities of the Company then owned by OPM shall be transferred and assigned to Oyler by OPM.

      4. Rights of First Refusal With Respect To Investors.

         A. Notice. Before an Investor may Transfer (a "Transferring Investor") any of his or its Securities to a Transferee, the Transferring Investor shall have received a bona fide offer from a proposed Transferee to acquire the Transferring Investor's Securities, shall notify (the "Notice") the other Investors (the "Nonselling Investors") of his or its desire to make such a Transfer, and shall comply with the terms and provisions of this Agreement. The Notice shall provide a copy of the offer from the intended Transferee (the "Offer") and shall disclose the name(s) and address(es) of the Transferee(s), the number of Securities to be Transferred (the "Investor Option Shares"), the proposed date of the Transfer, and the consideration to be paid, if any.

         B. Right of First Refusal for Nonselling Investors. Each Nonselling Investor shall have the right to purchase (the "Investor Option") its "proportionate share" of the Investor Option Shares for a period of ten (10) days following receipt of the Notice from the Transferring Investor (the "Investor Option Period"). A Nonselling Investor shall evidence its exercise of the Investor Option by delivering to the Transferring Investor and the Company notice of its election to do so within the Investor Option Period. If a Nonselling Investor elects not to purchase all of the Nonselling Investor's proportionate share within the Investor Option Period, then each other Nonselling Investor shall have an additional five (5) day period to elect to purchase its proportionate share of the remaining Investor Option Shares not previously agreed to be purchased by such Nonselling Investor and such five (5) day process shall be repeated until all Investor Option Shares remaining, if any, are elected to be purchased or each other Nonselling Investor has declined to purchase the same. The purchase price, manner of payment and other terms for the Investor Option Shares shall be the same as specified in the Offer. For purposes of this Section 4, the "proportionate share" of a Nonselling Investor shall be the number of Investor Option Shares multiplied by a fraction, the numerator of which shall be the number of Common Shares issued and owned by such Nonselling Investor and the denominator of which shall be the aggregate number of Common Shares issued and owned by all Nonselling Investors, each calculated on an as-if fully converted basis. For the purposes of this Section 4.B, on an "as-if fully converted basis" shall mean full conversion of all the Preferred Shares acquired or owned by the holders of Preferred Stock and, with respect to Vulcan, the Preferred Shares which may be issued to Vulcan pursuant to the Series C Purchase Agreement unless, as of the time of the calculation the "proportionate share" under this Section 4.B., Vulcan shall have previously declined its right to purchase the additional Two Million Five Hundred Thousand (2,500,000) shares of Series C Convertible Preferred Stock in accordance with the provisions of Sections 1.2 or 1.3 of the Series C Purchase Agreement, in which case the shares of Series C Convertible Preferred Stock


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not so purchased by Vulcan shall not be included in such calculation.

         C. Limited Right to Transfer Shares. If the Nonselling Investors fail to purchase all of the Investor Option Shares, then, subject to Section 4.F herein, the Transferring Investor may Transfer the Investor Option Shares on the terms of the Offer, within sixty (60) days following the expiration of the Investor Option, to the third party making the Offer, provided that (i) the third party consents, in form and substance satisfactory to the Company's counsel, to be bound by the terms of and to execute this Agreement as an Investor and (ii) such Transfer is effected in compliance with an exemption from the registration requirements of applicable securities laws. If the Transferring Investor does not Transfer the Investor Option Shares within such sixty (60) day period, then the Investor Option Shares shall not be Transferred by the Transferring Investor without again complying with all of the provisions of this Agreement.

         D. Adjustments to Offer. If the consideration, terms or other conditions offered in the Offer are such that the Nonselling Investors may not reasonably furnish the same consideration, terms or conditions, then the Nonselling Investors may purchase the Investor Option Shares for a reasonable equivalent in cash and upon such other reasonably equivalent terms and conditions. If the parties cannot agree within thirty (30) days on a reasonable equivalent in cash and other terms and conditions (the "Thirty Day Period"), an independent appraiser reasonably acceptable to the Transferring Investor shall be designated by the Company within ten (10) business days after notice is given by either the Transferring Investor or the Nonselling Investors to the other that the Thirty Day Period has expired. Such independent appraiser shall promptly determine the value in cash of such consideration and other terms and conditions and such appraiser's determination shall be final and binding. The fees and expenses of such appraiser shall be borne equally by the Nonselling Investor(s) purchasing such Investor Option Shares and the Transferring Investor.

         E. Limited Right to Transfer to Affiliates. Notwithstanding the foregoing provisions of this Section 4, an Investor may transfer its Securities to any affiliate of such Investor without complying with the provisions of this
Section 4, provided that any such transferee receiving, holding or owning such Securities shall receive, hold and own such Securities subject to the terms of this Agreement and such transferee shall become a signatory hereto by executing a conformed counterpart of this Agreement. For purposes of this Section 4.E, "affiliate" shall mean [i] with respect to Broadband Solutions, LLC or Broadband Solutions II, LLC (collectively "Broadband"), any entities or persons controlling, controlled by or under common control with Broadband or any or all of its members, each existing as of the date hereof, directly or indirectly, either individually or as a group, or any member of Broadband, each existing as of the date hereof, or such person's lineal descendants, ancestors or spouses of any or them, or a trust or family limited partnership or any estate or tax planning vehicle established for its or their benefit, and [ii] with respect to Vulcan, any entities or persons controlled, directly, by Paul G. Allen, or any entities or persons in which Paul G. Allen, either individually or through an entity which he controls, holds an equity investment of not less than $100,000,000 in value, as determined at the time of any transfer, "Control" shall mean (i) with respect to any entity, the ability to exercise voting power with respect to at least 50% of the outstanding voting securities of such entity, and (ii) with respect to any person, such person's lineal descendants or ancestors or spouses of any of


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them, or a trust or family limited partnership established for their benefit.

         F. Investor Co-Sale Rights. In addition to the rights set forth above, whenever a Transferring Investor intends to sell his or its Securities, Investors shall have the option to participate in such sale in the manner hereinafter set forth (the "Investor Co-Sale Option"). To exercise the Investor Co-Sale Option, a Nonselling Investor shall give written notice of election to participate in the Transfer to the Transferring Investor within twenty (20) days after the Nonselling Investor has declined to purchase the Securities.

         If a Nonselling Investor fails to notify the Transferring Investor within such twenty (20) day period, it shall be deemed to have waived its rights under this provision. If a Nonselling Investor so notifies the Transferring Investor, such Nonselling Investor shall have the right to sell, at the same price and on the same terms and conditions as the Transferring Investor, an amount of shares of capital stock equal to the shares of capital stock the third party actually proposes to purchase multiplied by a fraction, the numerator of which shall be the number of Common Shares owned by such Investor and the denominator of which shall be the aggregate number of Common Shares owned by the Transferring Investor and the Nonselling Investors exercising the Investor Co-Sale Option, each calculated on an as-if fully converted basis, and the Securities to be sold by the Transferring Investor shall be proportionately scaled back. If a Nonselling Investor exercises the Investor Co-Sale Option, it shall bear pro-rata with the Transferring Investor its portion of the expenses incident to such sale in proportion to the number of shares being sold by each.

      5. Subscription Rights.

         A. Subscription Rights. Except as otherwise set forth in Section 5.B, if at any time and from time to time after the date of this Agreement, the Company proposes to issue equity securities of any kind (the term "equity securities" shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities) of the Company (other than the issuance of securities (i) upon conversion of any Preferred Shares pursuant to the Company's Certificate of Incorporation, as amended, (ii) to the public in a Qualified Public Offering, as defined in Section 7.C of this Agreement, (iii) pursuant to the acquisition of another corporation or other business entity by the Company by merger, purchase of substantially all of the assets or other form of reorganization, (iv) pursuant to director or employee stock option plans, stock bonus plans, stock purchase plans, employment agreements or other management equity programs approved by the Board of Directors of the Company, not to exceed 3,000,000 Common Shares, (v) to Vulcan pursuant to the Series C Purchase Agreement, or
(vi) pursuant to the Stock Purchase Warrants issuable to Vulcan providing for the purchase of up to 5,000,000 Common Shares), then, as to Investors and Common Shareholders, the Company shall: (i) give written notice setting forth in reasonable detail (1) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), (2) the price and other terms of the proposed sale of such securities, (3) the amount of such securities proposed to be issued and (4) such other information as Investors and/or Common Shareholders may reasonably request in order to evaluate the proposed issuance; and (ii) offer to issue to each of Investors and Common Shareholders a portion of the Proposed Securities equal to a percentage determined by dividing (x) the number of Common Shares owned by such

Investors or Common Shareholders by (y) the total number of Common Shares then owned by Investors and Common Shareholders, each calculated on an as-if fully converted basis.

         Each Investor and Common Shareholder must exercise his or its purchase rights hereunder within thirty (30) days after receipt of such notice from the Company. If all of the Proposed Securities offered to Investors and Common Shareholders are not fully subscribed by Investors and Common Shareholders, the remaining Proposed Securities will be reoffered to the Investors and Common Shareholders purchasing their full allotment in proportion to their interest and in such manner that if any or all such persons desire to purchase all such equity securities, they are offered to such persons in a fair and appropriate way, as determined by the Board of Directors of the Company, so all securities are sold to such persons. To the extent that the Company offers two or more securities in units (either of which is an equity security), Investors and Common Shareholders must purchase such units as a whole and will not be given the opportunity to purchase only the equity securities making up such unit.

         Upon the expiration of the offering periods described in this Section 5, if any equity securities remain unsubscribed for, the Company may sell such Proposed Securities that the Investors and Common Shareholders have not elected to purchase during the one hundred eighty (180) days following such expiration on terms and conditions not more favorable to the purchasers thereof than those offered to such holders. Any Proposed Securities offered or sold by the Company after such one hundred eighty (180) day period must be reoffered to the Investors and Common Shareholders pursuant to the terms of this Section 5.

         B. Vulcan Subscription Right. At any time after the Post Closing Capital Call (as defined in the Series C Purchase Agreement) shall have been made under the Series C Purchase Agreement, but on or before the second anniversary of the date hereof, the Company shall offer Vulcan, not more than six (6) months and not less than five (5) months prior to the Company being in need of further cash capital, the right to purchase 2,500,000 additional shares of Series C Preferred Stock ("Additional Series C Shares") at a purchase price of $5.00 per share or such lesser price as the Board of Directors of the Company shall determine to be the fair value of such Additional Series C Shares, which price will also be the price the Company will otherwise sell such securities to other purchasers (the "Stated Value"). Vulcan shall have sixty (60) days after having received notice of such right from the Company to exercise its right to purchase all of the Additional C Shares by delivering written notice of its intention to purchase such Shares to the Company. If all of the Additional Series C Shares are not fully subscribed by Vulcan within such sixty (60) day period, the Additional Series C Shares may be offered for sale by the Company to the Investors and Common Shareholders in accordance with the subscription rights set forth in Section 5.A. The purchase of any Additional Series C Preferred Shares by Vulcan shall be consummated in accordance with the terms and conditions of the Series C Purchase Agreement.

         C. Additional Subscription Right. Notwithstanding the foregoing provisions of this Section 5, if Vulcan declines to purchase the Additional Series C Shares and the Company thereafter offers to sell the Additional Series C Shares in accordance with Section 5.A within the next succeeding six (6) month period at a purchase price less than the Stated Value, Vulcan shall have ten
(10) days from the date of receiving delivery of the written notice required under Section

5.A. to purchase all such Additional Series C Shares at such lower purchase price. Vulcan shall exercise its purchase of such Additional Series C Shares pursuant to the immediately preceding sentence by delivering a written notice to the Company. If all of the Additional Series C Shares are not fully subscribed by Vulcan within such ten (10) day period, the Additional Series C Shares may be offered for sale by the Company in accordance with the subscription rights set forth in Section 5.A. At any time after the date hereof, Vulcan shall have the right, at its election, to purchase any number of Additional Series C Shares which have not, as of such date, been issued at a purchase price of $5.00 per share. Vulcan may elect to exercise its right to purchase such Additional Series C Shares by delivering a written notice to Company, and the purchase of the Additional Series C Shares shall be consummated within ten (10) days after delivery thereof.

      6. Calculation of Shares Owned by Investors. In the case of Investors, the number of Common Shares owned by an Investor for all purposes of this Agreement, except as provided in Sections 3.B and 4.B of this Agreement, shall be determined on an "as-if fully converted" basis which means full conversion into Common Shares of all Preferred Shares purchased and held by Investors.

      7. Termination Provisions. This Agreement shall terminate upon the occurrence of any of the following events:

         A. The written agreement by the holders of a majority of each of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock (with each share entitled to one vote) to terminate this Agreement. Thereafter, any Common Shareholder or Investor may tender the certificate representing its or his shares to the Secretary of the Company who shall issue to such C Shares not yet purchased Common Shareholder or Investor a new certificate without the endorsement set forth in Section 8.B. of this Agreement; or

         B. Completion of an underwritten public offering of common stock of the Company, initiated by resolution of the Company's Board of Directors, of not less than $50 million in aggregate gross proceeds to the Company and a minimum initial price per share of $7.50 (as proportionately and appropriately adjusted to reflect any subdivision, reverse split or recapitalization of Common Shares after the date hereof) which has been made pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (a "Qualified Public Offering").

      8. Restrictive Legend on Certificate.

         A. All certificates for the shares of the capital stock of the Company, including all certificates issued after the date hereof, shall be endorsed with the following legend:

      The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state (the "Securities Laws"). These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration under applicable Securities Laws, or the availability of an exemption therefrom. This certificate will not be transferred on the books of the Company or any transfer agent acting on behalf of the Company except upon the receipt of an opinion of counsel, satisfactory to the Company, that the proposed transfer is exempt from the registration requirements of all applicable Securities Laws, or the receipt of evidence, satisfactory to the Company, that the proposed transfer is the subject of an effective registration statement under all applicable Securities Laws.

         B. In addition to the legend stated above, all certificates for the Shares held by the Common Shareholders shall also be endorsed with the following legend:

      The shares represented by this certificate are subject to and may be transferred only in compliance with the terms of a certain Amended and Restated Shareholders Agreement, dated as of November 25, 1998 as such Agreement may be from time to time amended, made by and among certain holders of securities of the Company. Copies of that Agreement are available for inspection at the principal or registered office of the Company.

         9. Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be mailed by first class registered or certified mail, postage prepaid, or sent via overnight courier service, or sent by facsimile transmission addressed to the Company at its principal office and to the Investors or Common Shareholders at their respective addresses as set forth on Schedule I, Schedule II and Schedule III to this Agreement, respectively, or to such other address of which the addressee shall have notified the sender in writing. Notices mailed in accordance with this
Section 9. shall be deemed given when mailed, and notices sent by overnight courier service shall be deemed given when placed in the hands of a representative of such service.

         10. Entire Agreement; Modification; Governing Law. This Agreement sets forth the entire agreement among the parties regarding its subject matter and supersedes and shall govern in the event of any conflicts with, all prior written or contemporaneous oral agreements and under standings related to its subject matter, including without limitation, the Shareholders Agreement. This Agreement may be modified or amended only by a written instrument duly executed by all the parties hereto. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof. In the case of any conflict between the provisions of this Agreement and the Certificate of Incorporation or the Bylaws of the Company, each party hereto agrees to take all such action, as may be required under the Delaware General Corporation Law or otherwise, to amend the Certificate of Incorporation or the Bylaws, as the case may be, to resolve such conflict so that the provisions of this Agreement shall, to the maximum extent permitted by law, at all times prevail.

         11. Specific Performance. The parties agree that it is impossible to measure in money the damages which will accrue to a person having rights under this Agreement by reason of a failure of another to perform any obligation under this Agreement. Accordingly, if any party attempts to enforce the provisions of this Agreement by specific performance, the party against whom such action or proceeding is brought waives the claim or defense that the other party has an adequate remedy at law.

         12. Headings. The Section headings contained in this Agreement are inserted solely as a matter of convenience and will not affect in any way the construction or interpretation of the terms of this Agreement.

         13. Binding Effect. This Agreement and all of the terms and provisions hereof shall be binding upon and shall inure to the benefit of each party a signatory hereto and its or his successors, assigns, executors and heirs. The provisions of this Agreement shall be deemed to apply equally to all the Securities or other securities distributed in respect of such Securities.

         14. Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remaining provisions of this Agreement, and the application of such provisions to persons or circumstances other than those to which it is held invalid, shall not be affected.

         15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

         16. Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

         17. Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, that would have originally constituted a violation, from having the effect of an original violation.

         18. Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

         19. Further Assurances. Each party hereto agrees to execute such additional documents and take such other actions as the other party or parties may reasonably request to consummate the transactions contemplated by this Agreement and otherwise as may be necessary to effectively carry out the terms and provisions of this Agreement.

                                  [END OF TEXT]

         IN WITNESS WHEREOF, the parties have executed the foregoing Agreement as of the date first above written.

                                        HIGH SPEED ACCESS CORP.


                                        By: /s/ Kent Oyler
                                           ------------------------------------

                                        Title: CEO
                                              ---------------------------------


                                        "COMMON SHAREHOLDERS"

                                        OPM SERVICES, INC.


                                        By: /s/ Kent Oyler
                                           ------------------------------------

                                        Title: President
                                              ---------------------------------


                                        GIBBS FAMILY LIMITED PARTNERSHIP


                                        By: /s/ David Gibbs
                                           ------------------------------------

                                        Title: G.P.
                                              ---------------------------------


                                        COLORADO LIMITED PARTNERSHIP


                                        By: /s/ Kent Oyler
                                           ------------------------------------

                                        Title: G.P.
                                              ---------------------------------


                                        PITCOCK FAMILY LIMITED PARTNERSHIP


                                        By: /s/ RON PITCOCK
                                           ------------------------------------

                                        Title: G.P.
                                              ---------------------------------

                                      /s/ JOSEPH S. GANS, III
                                      ------------------------------------------
                                      JOSEPH S. GANS, III




                                      /s/ JOSEPH W. AMAN
                                      ------------------------------------------
                                      JOSEPH W. AMAN




                                      /s/ LAWRENCE SHEWACK
                                      ------------------------------------------
                                      LAWRENCE SHEWACK




                                      /s/ JOHN HOWELL
                                      ------------------------------------------
                                      JOHN HOWELL




                                      /s/ TERRENCE J. HERRON
                                      ------------------------------------------
                                      TERRENCE J. HERRON

                                      "INVESTORS"

                                      BROADBAND SOLUTIONS, LLC


                                      By: /s/ ROBERT SAUNDERS
                                         --------------------------------------

                                      Title: Member
                                            -----------------------------------


                                      BROADBAND SOLUTIONS II, LLC


                                      By: /s/ ROBERT SAUNDERS
                                         --------------------------------------

                                      Title: Member
                                            -----------------------------------


                                      VULCAN VENTURES, INCORPORATED


                                      By: /s/ WILLIAM SAVOY
                                         --------------------------------------

                                      Title: Vice President
                                            -----------------------------------

                                   SCHEDULE I


OPM Services, Inc.                              John Howell
c/o W. Kent Oyler, III                          c/o Terrence J. Herron
Suite 210                                       Hourigan, Kluger & Quinn, P.C.
1000 West Ormsby Avenue                         Suite 700
Louisville, KY 40210-1810                       Mellon Bank Center
                                                8 West Market Street
Colorado Limited Partnership                    Wilkes-Barre, PA 18701-1867
c/o W. Kent Oyler, III
Suite 210                                       Terrence J. Herron
1000 West Ormsby Avenue                         Hourigan, Kluger & Quinn, P.C.
Louisville, KY 40210-1810                       Suite 700
                                                Mellon Bank Center
Gibbs Family Limited Partnership                8 West Market Street
c/o David A. Gibbs                              Wilkes-Barre, PA 18701-1867
Suite 210
1000 West Ormsby Avenue
Louisville, KY 40210-1810

Joseph S. Gans, III
c/o Terrence J. Herron
Hourigan, Kluger & Quinn, P.C.
Suite 700
Mellon Bank Center
8 West Market Street
Wilkes-Barre, PA 18701-1867

Joseph W. Aman
c/o Terrence J. Herron
Hourigan, Kluger & Quinn, P.C.
Suite 700
Mellon Bank Center
8 West Market Street
Wilkes-Barre, PA 18701-1867

Laurence Shewack
c/o Terrence J. Herron
Hourigan, Kluger & Quinn, P.C.
Suite 700
Mellon Bank Center
8 West Market Street
Wilkes-Barre, PA 18701-1867

                                   SCHEDULE II


Broadband Solutions, LLC
1850 National City Tower
101 South Fifth Street
Louisville, KY 40202

Broadband Solutions II, LLC
1850 National City Tower
101 South Fifth Street
Louisville, KY 40202

Vulcan Ventures, Incorporated
110 110th Avenue, NE
Bellevue, WA 98004

                                  SCHEDULE III


Vulcan Ventures, Incorporated
110 110th Avenue, NE
Bellevue, WA 98004